UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On January 13, 2025, X4 Pharmaceuticals, Inc. (the “Company” or “X4”) entered into a License and Supply Agreement (the “Agreement”) with Norgine Pharma UK Limited (“Norgine”), pursuant to which Norgine is granted an exclusive license to (i) distribute, market and sell the Company’s product mavorixafor (marketed by X4 as XOLREMDI® in the United States) for all indications in the European Economic Area, Switzerland, the United Kingdom, Australia and New Zealand (collectively, the “Territory”), following regulatory approval. Additionally, Norgine was granted a co-exclusive license to manufacture mavorixafor for the Territory within the Field (as defined in the Agreement). The Company retains all rights to mavorixafor outside the Territory and specific reserved rights within the Territory. Norgine may grant sublicenses to its affiliates and certain third parties subject to the terms of the Agreement, except that it may not sublicense the commercial rights granted under the Agreement for certain countries without X4’s explicit consent.

Pursuant to the terms of the Agreement, the Company shall receive the following payments from Norgine: (i) an upfront payment in the amount of €28.5 million, (ii) up to €226 million upon the achievement of certain regulatory, commercial and sales milestones, and (iii) escalating double-digit royalties of up to mid-twenties on any future net sales in the Territory. The tiered royalty payments are subject to royalty stacking, and to a material reduction on a country-by-country basis if a generic version of mavorixafor becomes available in the applicable country. X4 and Norgine will collaborate closely on regulatory filings, with X4 continuing to be responsible for the ongoing global, pivotal Phase 3 4WARD clinical trial evaluating mavorixafor in chronic neuropathy. Norgine will be responsible for all market access and commercialization activities and will eventually hold all marketing authorizations in the licensed territories. X4 will manufacture and supply mavorixafor to Norgine. Norgine shall be required to pay a supply price to X4 for the licensed product derived from the CMO costs plus a low double-teen digit of the CMO costs.

Subject to customary rights of each party to earlier terminate the Agreement, the term of the Agreement continues, on a country-by-country basis, until the later of: (i) the tenth (10th) anniversary of the first commercial sale of mavorixafor, (ii) expiration of regulatory market exclusivity of mavorixafor or (iii) expiration of the last-to-expire licensed patent in such country. The term of the Agreement shall be automatically renewed for additional three-year terms unless either party provides the other party written notice of its intent not to renew the Agreement at least one year prior to the applicable termination date of the Agreement. In the event of automatic renewal, the royalty payment rate drops to a single digit royalty.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, a copy of which a copy of which will be filed with the Company's Annual Report on Form 10-K and is incorporated herein by reference. The Agreement and the foregoing description of the Agreement have been included to provide investors and shareholders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about the Company or Norgine. The representations, warranties, and covenants contained in the Agreement were made only as of specified dates for the purposes of the Agreement, were solely for the benefit of the parties to the Agreement, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties, and covenants contained in the Agreement, it is important to bear in mind that such representations, warranties, and covenants were negotiated with the principal purpose of allocating risk between the parties to the Agreement, rather than establishing matters as fact. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality or interpretation different from those generally applicable to reports and other documents filed with the U.S. Securities and Exchange Commission (“SEC”). Investors and shareholders should not rely on such representations, warranties, and covenants as characterizations of the actual state of facts or circumstances described therein. Rather, investors and shareholders should look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01     Regulation FD Disclosure.

On January 13, 2025, the Company issued a press release announcing the Agreement. A copy of the press release is filed as Exhibit 99.1 hereto. The Company also posted an updated corporate presentation on the Company’s website attached as Exhibit 99.2 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 and 99.2 filed herewith, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless such subsequent filing specifically references this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated January 13, 2025
99.2	Corporate Presentation, dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: January 13, 2025	By:	/s/ Adam Mostafa
Adam Mostafa
Chief Financial Officer